Exhibit 26 (n) (2)
                       Consent of Brian A. Giantonio, Esq.

April 28, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:    PHLVIC Variable Universal Life Account
       PHL Variable Insurance Company
       Post Effective Amendment No. 3 to Registration Statement filed on
       Form N-6

       File Nos. 333-119916 and 811-09065



To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Experts" in the Prospectus or Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,


/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company